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                                                                  Exhibit 10(ee)

May 5, 2006

Mr. Mark Weinreb
President & CEO
Phase III Medical, Inc.
330 South Service Road
Melville, NY 11747


     RE: ADVISORY AGREEMENT
         ------------------

Dear Mark:

This letter confirms the terms upon which Phase III Medical, Inc., together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement (the "Company"), engages Duncan Capital Group LLC ("Duncan"), to act as its financial consultant in connection with arranging any equity or debt financings, mergers or acquisitions, or with respect to any other financial matter of the Company.

1.   Scope of Engagement.
     --------------------

          The Company hereby engages Duncan (the "Engagement") on a non-exclusive, "best efforts" basis to act as financial consultant to the Company and to provide recommendations to the Company in connection with any equity or debt financing, merger, acquisition as well as with other financial matters.

2.   Scope of Work; Parameters.
     --------------------------

     In connection with the Engagement:

     o Duncan will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;
     o Duncan will assist the Company and its counsel in a merger or acquisition and any concurrent financing;
     o Duncan will assist in navigating the public markets including, but not limited to, identifying outside board members, investor relations firms, public relations firms, auditors, lawyers, market makers, research analysts and broker-dealers / underwriters for a private placement or follow-on offering (a "Follow-On Offering") and assist the Company in negotiating an agreement with such broker-dealer/underwriter;
     o Duncan is not broker-dealer and will assist only as advisor to the Company.

3.   Company Responsibilities, Representations and Warranties.
     ---------------------------------------------------------

          In connection with the Engagement:

The Company agrees to cooperate with Duncan and will furnish to Duncan all information and data concerning the Company (the "Information") which Duncan reasonably deems appropriate for purposes of rendering its services hereunder (including monthly financial statements and budgets), and will provide Duncan access to its officers, directors, employees and advisors as shall be reasonably requested by Duncan. Duncan acknowledges that by the very nature of its relationship with the Company it may, from time to time, have knowledge of or access to material non-public information. Duncan agrees that it will utilize its commercially reasonable best efforts to safeguard and prevent the disclosure of such material non-public information to third parties unless such third parties agree to maintain the confidentiality of such information. All such information should be marked as confidential.


--------------------------------------------------------------------------------
o Duncan Capital Group LLC o 830 Third Avenue, 14th Floor o New York, NY 10022 o
        o Phone: (212) 581-5180 o Fax: (212) 581-5198 o www.dcfunds.com o

     o The Company represents and warrants to Duncan that all Information included or incorporated by reference in any documents or otherwise made available to Duncan by the Company to be communicated to parties in connection with any transaction: (a) will be complete and correct in all material respects to the best of their ability; and (b) any projected financial information or other forward-looking information which the Company provides to Duncan will be made by the Company in good faith, based on management's best estimates at the time and based on facts and assumptions which the Company believed were reasonable at the time.
     o The Company agrees to notify Duncan as promptly as is reasonably practicable if the Company believes that any Information that was previously provided to Duncan has become materially misleading or materially inaccurate.
    o The Company acknowledges and agrees that, in rendering its services hereunder, Duncan will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Duncan) without independent investigation or verification thereof or independent appraisal or evaluation of the Company or its business or assets, or any other party to the Financing. Duncan has no responsibility for the accuracy or completeness of any information, regarding the Company furnished to Duncan by the Company.
     o The Company agrees it is solely responsible for the decision to pursue or execute any transaction. The Company acknowledges that Duncan is not responsible for the due diligence, legal, regulatory, compliance and success or failure of any transaction.
     o Any advice rendered by Duncan during the Engagement or in meetings with the Company or its Board of Directors, as well as any written materials provided by Duncan, are intended solely for the benefit and confidential use of the Company and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without Duncan's prior written consent, except as required by law, legal process or the rules of any regulatory agency.

4.   Fees.
     -----

     4.1 Retainer. The Company shall pay to Duncan a monthly retainer fee of $7,500, for a period of twelve (12) months due on the first of every month upon signing of this agreement. The Company may pay at its option fifty percent (50%) of the monthly retainer fee in common stock of the Company at the then fair market value of the stock which shall be based upon the closing price of the common stock for the five (5) trading days ending on the date on which such payment is due; provided that the Company shall include any such shares of common stock for resale in the registration statement required to be filed with the Securities and Exchange Commission pursuant to the terms of the Transaction described in Section 4.2 below.

     4.2 Public or Private Offering. In consideration for being lead investor in the transaction (the "Transaction") outlined in the Term Sheet, dated March 14, 2006 and signed by the Company and Duncan, the Company shall pay Duncan a fee equal to $200,000 and 2.4 million shares of the Company's restricted common stock (the "Fee") upon the closing of the Transaction. Other advice or services not covered by this Section 4.2 or the scope of services set forth in Section 2 shall be negotiated on a case by case basis and be commercially reasonable. The parties acknowledge that the Company may raise through Westpark Capital, Inc. up to $750,000 on the same terms as the Transaction with fees paid to Westpark as agreed.

     4.3 Mergers and Acquisitions. For acting as financial consultant by identifying and assisting with the completion of any potential merger or acquisition where the Company is a buyer Duncan shall be paid a commercially reasonable fee to be negotiated by the Company and Duncan, if the transaction closes within two (2) years of initial introduction by Duncan. For acting as financial consultant by identifying and assisting with the completion of any potential merger or acquisition where the Company is a seller, Duncan shall be paid a commercially reasonable fee to be negotiated by the Company and Duncan, if the transaction closes within two (2) years of initial introduction by Duncan. For purposes of this
     Section 4.3, any such introduction by Duncan shall be made during the term of this Agreement and Duncan shall notify the Company in writing or by email of the introduced party to the Company. If the Company does not dispute, refuse or contest within fifteen (15) days the introduced party then Duncan will be entitled to rely upon such absence as indication of acceptance.

5.   Expenses.
     ---------

          The Company will reimburse Duncan for all out-of-pocket expenses reasonably incurred by it in connection with its Engagement hereunder, including reasonable fees and expenses of its counsel and any other independent experts reasonably retained by Duncan (and any retainers related thereto); provided, however, that without the prior written consent of the Company, all expenses shall not exceed $12,000 in the aggregate over the twelve months and no counsel or outside consultant fees shall be reimbursed unless prior written approval from the Company is obtained. The Company, however, will additionally reimburse Duncan for all out-of-pocket expenses reasonably incurred by it in connection with the Transaction. Subject to the provisions of Section 8, all such fees and expenses referred to above shall be paid to Duncan whether or not any transaction, as described under Section 1 "Scope of Engagement", is consummated. Such out-of-pocket expense reimbursement will be payable promptly upon submission by Duncan of statements to the Company.

6.   Scope of Responsibility.
     ------------------------

          Neither Duncan nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such person arising out of or related to Duncan's Engagement hereunder except for a claim, loss or expense that arises solely out of or is based solely upon any action or failure to act by Duncan, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found to constitute bad faith, willful misconduct or gross negligence on the part of Duncan. The Company understands that Duncan is not a broker-dealer and will not be performing any services that may only be performed by a registered broker-dealer.

7.   Indemnification.
     ----------------

          Since Duncan will be acting on behalf of the Company in connection with its Engagement, the Company agrees to indemnify Duncan as set forth in Exhibit A to this Agreement.

8.   Termination.
     ------------

          The term of this Agreement is one (1) year from the date hereof; provided, however, that Duncan's Engagement hereunder may be earlier terminated, with or without cause, by either the Company or Duncan upon 30 days prior written notice to the other party; provided, further, that such termination will not affect obligations or rights of the parties incurred prior to such date of earlier termination, including Duncan's right to (i) expense reimbursement under Section 5, (ii) receipt of payment of any fees or compensation pursuant to Section 4, (iii) the indemnification contemplated by Section 7 above, and (iv) any other remaining compensation due under this Agreement.

9.   Other Relationships.

     9.1 The parties acknowledge that Dr. Robin Smith is the Chairman of the Advisory Board of the Company and serves from time to time as an advisor to Duncan and is entitled to a fee from the Company in connection with the consummation of the Transaction.

10.  Governing Law; Jurisdiction; Waiver of Jury Trial.
     --------------------------------------------------

          10.1 This Agreement will be deemed made in New York and will be governed by the laws of the State of New York without regard to the conflict of law principles contained therein. The Company and Duncan irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York, in each case located in New York County, New York, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company or Duncan. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and Duncan hereby knowingly, voluntarily and irrevocably waive any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby.

          10.2 Any dispute arising hereunder, if not settled by mutual agreement, shall, at Duncan's option, and, upon written notice by Duncan to the Company, be settled by final and binding arbitration in New York, New York. The arbitration shall be conducted in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association ("AAA Rules") by a single disinterested arbitrator appointed in accordance with such AAA Rules.

          10.3 The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined by the arbitrators.

          10.4 Judgment upon the award rendered by the arbitrators may be entered in any court having personal and subject matter jurisdiction. Each party hereby submits to the in personal and subject matter jurisdiction of the federal and state courts in the County of New York for the purpose of confirming any such award and entering judgment thereon.

     All proceedings under Section 10 and all evidence given or discovered pursuant hereto, shall be maintained in confidence by both parties, except as required by law.

11.  No Rights in Equityholders, Creditors.
     --------------------------------------

          This Agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of Section 7 herein. The Company acknowledges and agrees that (a) Duncan will act as an independent contractor and is being retained solely to assist the Company in its efforts to help with possible financial transactions, and that, Duncan is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating any financial transaction; and (b) Duncan is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equity holders or creditors of the Company, and affiliates of the Company or any other person by virtue of this Agreement and the retention of Duncan hereunder, all of which duties and liabilities are hereby expressly waived. Neither equity holders nor creditors of the Company are intended beneficiaries hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

12.  Duncan; Other Activities; Public Announcements.
     -----------------------------------------------

          (a) The Company acknowledges that Duncan and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Duncan in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties.

          (b) Except as required by law or any regulatory agency, neither Duncan nor the Company shall make or issue any public announcements or other communications regarding this Agreement or the Financing without the prior approval of the other, which consent shall not be unreasonably withheld, delayed or conditioned.

13.  Miscellaneous.
     --------------

          13.1 This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

          13.2 This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof.

          13.3 Neither party may assign this Agreement without the prior written consent of the other party.

          13.4 This Agreement can be modified or amended only by a written instrument signed by both parties.

          13.5 If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          13.6 The provisions contained in Sections 3, 4, 5, 6, 7, 10, 11 and 13 shall survive expiration or termination of this Agreement.

          13.7 All notices, requests, demands and other communications hereunder shall be given in writing and shall be (a) personally delivered; (b) sent by telecopier; (c) sent by an internationally-recognized overnight courier, or (d) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid. The respective addresses to be used for all such notices, demands or requests are as follows:



     If to the Company,

     Phase III Medical, Inc.
     330 South Service Road
     Melville, NY 11747
     Telecopier: (631) 574 - 4956
     Attention: Mr. Mark Weinreb


     Or to such other person or address as the Company shall designate in writing to the other party.

     If to Duncan,

     Duncan Capital Group LLC
     830 Third Avenue (14th Floor)
     New York, New York 10022
     Telecopier: (212) 581-5198
     Attention: Michael Crow

     with a copy to:

     The same address listed above for Duncan, Attn: General Counsel.

          Such communication shall be deemed delivered upon actual receipt (provided, that if notice is sent by telecopier it shall be deemed delivered the next day business after transmission and the sender shall bear the burden of proof of delivery) or refusal of receipt. Either party to this Agreement may change its address at any time by giving notice thereof in accordance with this Section 13.


If the foregoing correctly sets forth our Agreement, please so indicate by signing below and returning an executed copy to Duncan Capital Group LLC. This Agreement may be executed by the exchange by facsimile/telecopy or e-mail/electronic signature between the Parties of signed counterparts of this Agreement. We look forward to working with you and the rest of the management team in a long-term relationship that assists the Company in achieving its business goals.

Sincerely,                                           ACCEPTED AND APPROVED:


Duncan Capital Group LLC            Phase III Medical, Inc.


/s/Michael Crow                                      /s/Mark Weinreb
Michael Crow                                         Mark Weinreb
President                                            President&CEO

                     EXHIBIT A - INDEMNIFICATION PROVISIONS

     In connection with our engagement of Duncan as our consultant and advisor, the Company hereby agrees to indemnify and hold Duncan and its affiliates, and the directors, officers, partners, shareholders, members, employees and agents of Duncan and each other person, if any, controlling Duncan or any of its affiliates (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company's engagement of Duncan pursuant to this Agreement between the Duncan and the Company, or (B) otherwise related to or arising out of Duncan's activities on our behalf pursuant to Duncan's engagement under this Agreement, and the Company shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with Duncan's engagement under the Agreement except for any Claim incurred by the Company solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

     The Company further agrees that it will not, without the prior written consent of Duncan settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by it of substantial rights and defenses, and such failure to so notify the Company will not in any event relieve it from any other obligation or liability it may have to any Indemnified Person otherwise than under this Agreement. If the Company so elects or is requested by such Indemnified Person, it will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

     The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not Duncan is the Indemnified Person) the Company and Duncan shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Duncan, on the other, in connection with Duncan's engagement by the Company under the Agreement, subject to the limitation that in no event shall the amount of Duncan's contribution to such Claim exceed the amount of fees actually received by Duncan from the Company pursuant to Duncan's engagement under the Agreement. The Company hereby agrees that the relative benefits to it, on the one hand, and Duncan, on the other hand, with respect to Duncan's engagement under the Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which Duncan is engaged to render services bears to (b) the fee paid or proposed to be paid to Duncan in connection with such engagement.

     The Company's indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that an Indemnified Party may have at law or at equity.

     Should Duncan, or any of its directors, officers, partners, shareholders, members, agents or employees, be required or be requested by the Company to provide documentary evidence or testimony in connection with any proceeding arising from or relating to Duncan's engagement under the Agreement, the Company agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith and customary fees for sworn testimony or preparation thereof, payable in advance.